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                                                                    Exhibit 4.38
                      THIRD SUPPLEMENTAL WARRANT AGREEMENT

     This Third Supplemental Warrant Agreement (the "Agreement") is made as of March 30, 2000 by and among Splitrock Services, Inc., a Delaware corporation (the "Company"), Splitrock Holdings, Inc., a Delaware corporation ("Holdings"), McLeodUSA Incorporated, a Delaware corporation ("McLeodUSA"), and Harris Trust and Savings Bank, a New York trust company (formerly Bank of Montreal Trust Company), as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company, Holdings, and the Warrant Agent are parties to a Warrant Agreement, dated as of July 24, 1998, as amended by the First Supplemental Warrant Agreement, dated as of February 22, 2000 and the Second Supplemental Warrant Agreement, dated as of March 30, 2000 (collectively, the "Warrant Agreement"), pursuant to which the Company issued certain warrants to purchase shares of the Company's Common Stock, par value $.001 per share (the "Warrants");

     WHEREAS, the Company is a party to that certain Amended and Restated Agreement and Plan of Merger, dated as of February 11, 2000 (the "Merger Agreement"), by and among the Company, Holdings, Splitrock Merger Sub, Inc., McLeodUSA and Southside Acquisition Corporation ("Southside"), all Delaware corporations, that provides for, among other things, the merger of Southside with and into Holdings with Holdings as both the surviving corporation and a wholly-owned subsidiary of McLeodUSA;

     WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), (i) each issued and outstanding share of Common Stock, par value $.001 per share, of Holdings (the "Holdings Common Stock") will be converted into the right to receive 0.5347 of a share of Class A Common Stock, par value $0.01 per share, of McLeodUSA (the "McLeodUSA Common Stock"), and (ii) each outstanding Warrant will become a warrant to purchase a number of whole shares of McLeodUSA Common Stock equal to the product of 0.5347 (the "Exchange Ratio") and the number of shares of Holdings Common Stock subject to such Warrant at a price per share equal to the aggregate exercise price for the shares of Holdings Common Stock subject to such Warrant divided by the number of whole shares of McLeodUSA Common Stock purchasable upon exercise of such Warrant;

     WHEREAS, the Company, Holdings, and the Warrant Agent hereby amend the Warrant Agreement pursuant to its terms to add McLeodUSA as a party thereto and each of the Company, Holdings, McLeodUSA and the Warrant Agent are entering into this Agreement as required by Section 4.05(a) of the Warrant Agreement and
Section 2.05 of the Merger Agreement, in order to evidence the assumption by McLeodUSA of all of Holdings' obligations with respect to the Warrants and to confirm the rights of the holders of the Warrants to receive shares of McLeodUSA Common Stock upon exercise of such Warrants.
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     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties, intending to be legally bound, hereby agree as follows:

     1.  Defined Terms.  Terms defined in the recitals to this Agreement have
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the meanings ascribed to them thereto. All capitalized terms not defined herein have the meanings assigned to such terms in the Warrant Agreement.

     2.  Assumption of Warrants.  Pursuant to Section 4.05(a) of the Warrant
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Agreement and Section 2.05 of the Merger Agreement, McLeodUSA hereby assumes, effective as of the Effective Time, all of Holdings' obligations with respect to the Warrants, including, without limitation, Holdings' obligations under Article V and Section 7.01 of the Warrant Agreement and the obligation to issue shares of McLeodUSA Common Stock into custody pursuant to Section 2A.03. McLeodUSA will cause the Company to comply with Section 4.09 of the Warrant Agreement as promptly as practicable following the Effective Time.

     3.  Shares Issuable Upon Exercise of Warrants.  At the Effective Time, each
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outstanding warrant shall become a warrant to purchase a number of whole shares of McLeodUSA Common Stock equal to the product of the Exchange Ratio and the number of shares of Holdings Common Stock subject to such Warrant (rounding any fractional share up to the nearest whole share). Pursuant to the terms of the Merger Agreement, McLeodUSA shall issue shares of McLeodUSA Common Stock to the Warrant Agent in exchange for shares of Company Common Stock (which at the Effective Time will represent the right to receive shares of Holdings Common Stock) held by the Warrant Agent as Custodian Shares and such shares of McLeodUSA Common Stock shall constitute "Custodian Shares" following their receipt by the Warrant Agent. The issuance of such shares of McLeodUSA Common Stock to the Warrant Agent shall satisfy any obligation of McLeodUSA to reserve the same number of shares of McLeodUSA Common Stock under Section 3.07 of the Warrant Agreement.

     4.  Warrant Price.  As provided in Section 2.05 of the Merger Agreement, at
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the Effective Time, the Exercise Price per share of McLeodUSA Common Stock subject to each Warrant shall be equal to the aggregate exercise price for the shares of Holdings Common Stock subject to the Warrant immediately prior to the Merger, divided by the number of whole shares of McLeodUSA Common Stock purchasable pursuant to such Warrant, as assumed by McLeodUSA at the Effective Time unless the Custodian Shares have been issued pursuant to Section 2A.01 in which case the Exercise Price shall remain zero.

     5.  Adjustments.  Pursuant to the terms of the Warrant Agreement and until
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the Exercise Price has not been reduced to zero pursuant to Section 2A.01(d), the Exercise Price provided in Section 3 above shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Article IV of the Warrant Agreement with respect to Holdings Common Stock. Pursuant to the terms of the Warrant Agreement, the provisions of Article III of the Warrant

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Agreement with respect to Holdings Common Stock shall apply on like terms to the shares of McLeodUSA Common Stock issuable upon exercise of the Warrants.

     6.  Liability for Certain Obligations.  McLeodUSA agrees that it shall be
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and become jointly and severally liable with the Company to the Warrant Agent for the performance of the obligations of the Company under Sections 5.05, 5.07 and 6.05 of the Warrant Agreement.

     7.  Rights and Obligations of the Warrant Agent.  All of the provisions of
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the Warrant Agreement with respect to the rights, privileges, immunities, powers and duties of the Warrant Agent shall be applicable in respect of this Agreement as fully and with the same effect as if set forth herein in full.

     8.  Effect of Execution and Delivery of this Agreement.  From and after the
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execution and delivery of this Agreement, (i) the Warrant Agreement shall be deemed to be amended and modified as provided herein, (ii) this Agreement shall form a part of the Warrant Agreement to which McLeodUSA shall be a party, (iii) except as modified and amended by this Agreement, the Warrant Agreement shall continue in full force and effect, and (iv) each Holder of a Warrant (irrespective of whether such Warrant has been heretofore or is hereafter executed, countersigned and delivered under the Warrant Agreement) shall be bound by this Agreement.

     9.  Effectiveness.  This Agreement shall not become effective unless and
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until the Effective Time shall have occurred.

     10. Counterparts.  This Agreement may be executed simultaneously in one or
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more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     11. Benefits of This Agreement.  Nothing in this Agreement, the Warrant
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Agreement, or the Warrants, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Warrant Agreement, this Agreement or the Warrants.

     12. No Third Party Rights.  Nothing in this Agreement shall be deemed to
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create any right in any creditor or other person or entity other than the
Holders of the Warrants and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any other third party.

     13. Severability. Each of the provisions contained in this Agreement is
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distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

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     14. Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAW PRINCIPLES THEREOF. This Agreement shall be governed and construed in accordance with the applicable terms and provisions of the Warrant Agreement as amended hereby, which terms and provisions are incorporated herein by reference, as if this Agreement were the "Warrant Agreement" referred to therein.

     15. Entire Agreement.  This Agreement and the Warrant Agreement, set forth
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all of the promises, agreements, conditions, understandings, warranties and representations between the Company, Holdings, McLeodUSA, and the Warrant Agent with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings between the Company, Holdings, McLeodUSA and the Warrant Agent, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between any of the Company, Holdings, McLeodUSA and the Warrant Agent concerning the subject matter hereof except as set forth herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                          SPLITROCK SERVICES, INC.



                                          By:______________________
                                          Name: William R. Wilson
                                          Title:    President



                                          SPLITROCK HOLDINGS, INC.



                                          By:______________________
                                          Name: William R. Wilson
                                          Title:    President



                                          MCLEODUSA INCORPORATED



                                          By: ______________________
                                          Name:
                                          Title:


                                          HARRIS TRUST AND SAVINGS BANK,
                                            as Warrant Agent



                                          By: ______________________
                                          Name:
                                          Title:

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